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                                                                    Exhibit 23.3



                    Consent of Marshall Miller & Associates


        We hereby consent to the use by Peabody Energy Corporation in connection with their Registration Statement on Form S-4 and any amendments thereto, of our report dated March 4, 2003, relating to certain coal reserve information. We also consent to the reference to Marshall Miller & Associates in the Prospectus contained in such Registration Statement.



                                                 Marshall Miller & Associates


                                                 By: /s/ K. SCOTT KEIM
                                                     ---------------------------
                                                     K. Scott Keim
                                                     President -Energy & Mineral
                                                     Resources Group